UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2009

Corus Bankshares, Inc.
 (Exact name of registrant as specified in its charter)

Minnesota	0-06136	41-0823592
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3959 N. Lincoln Ave. Chicago, Illinois	60613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 832-3088

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On July 15, 2009, the Audit Committee of the Board of Directors of Corus Bankshares, Inc. (the “Company”) concluded that the previously issued financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009 (the “Form 10-Q”) should no longer be relied upon due to a $16 million understatement of the Company’s provision for credit losses at March 31, 2009 that resulted from a reduction in the appraised value of a property that is securing a nonperforming loan.

The Company filed the Form 10-Q with the Securities and Exchange Commission (the “SEC”) on May 18, 2009. As of the filing date, management had information indicating that the value of the property in question was less than the carrying value of the loan. However, that shortfall was not factored into the provision for credit losses at March 31, 2009. After the Form 10-Q was filed, management determined that the shortfall should have been reflected in the provision for credit losses at March 31, 2009.

As a result, on July 15, 2009, the Audit Committee of the Board of Directors of the Company determined that the Company’s consolidated financial statements for the three months ended March 31, 2009 included in the Form 10-Q understated the Company’s provision for credit losses at March 31, 2009 by $16 million. Consequently, the Company plans to amend and restate such financial statements and to file an amendment to the Form 10-Q with the SEC to reflect the restatement.

As a result of the restatement, the Company’s provision for credit losses at March 31, 2009 will increase from $193,250,000 to $209,277,000, the Company’s net loss for the three months ended March 31, 2009 will increase from $284,976,000 to $301,003,000 and the Company’s loss per share for the three months ended March 31, 2009 will increase from $5.31 to $5.60.

This change will also impact the risk based capital calculations of the Company’s wholly owned subsidiary, Corus Bank, N.A. (the “Bank”). As a result of the restatement, the Bank’s Tier 1 Leverage Ratio will decrease from 4.2% to 4.0%, its Tier 1 Risk-Based Capital Ratio will decrease from 5.9% to 5.7% and the Bank’s Total Risk-Based Capital Ratio will decrease from 7.3% to 7.0%, in each case as of March 31, 2009. However, the Bank was already not in compliance with its minimum capital ratios and was classified as “undercapitalized” under the Prompt Corrective Action (“PCA”) rules of the Office of the Comptroller of the Currency as of May 1, 2009, based on the Bank’s March 31, 2009 Call Report, and the foregoing changes will not change the May 1, 2009 PCA classification.

The Audit Committee of the Board of Directors of the Company and management have discussed the matters disclosed in this report with the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

              CORUS BANKSHARES, INC.
(Registrant)

                           /s/ Paula Manley
First Vice President and Chief Accounting Officer
(Duly Authorized Officer)

Date: July 21, 2009